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                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of OraVax, Inc. on Form S-8 to register 100,000 shares of common stock, $.001 par value, of our report dated February 7, 1997, on our audits of the consolidated financial statements of OraVax, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of OraVax, Inc. for the year ended December 31, 1996.

We also consent to the incorporation by reference in this registration statement of our report, dated March 28, 1997, on our audits of the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. Partnerships as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and for the period from March 31, 1995 (date of inception) to December 31, 1995, which report is included in the Annual Report on Form 10-K of OraVax, Inc. for the year ended December 31, 1996.


                                              /s/ Coopers & Lybrand L.L.P.
                                              --------------------------------
                                              Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 5, 1998